SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2004

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure

In a press release dated February 17, 2004, InterCept, Inc. announced that effective February 20, 2004, it will add two new directors to its board of directors:

■	Dr. James A. Verbrugge, Director of the Center for Strategic Risk Management at the University of Georgia’s Terry College of Business; and

■	Mr. Mark Hawn, founder and Chief Executive Officer of DocuForce, Inc., which performs facilities management and offers a full suite of on and off site office support services for law firms and financial institutions.

The press release is filed herewith as an exhibit.

Item 6.	Resignations of Registrant’s Directors

InterCept also announced in the press release referenced above that, effective February 13, 2004, Boone A. Knox and Jon R. Burke had resigned from InterCept’s board of directors. Mr. Knox and Mr. Burke were two of the three members of a special committee established by the board in October 2003 to evaluate a possible offer by InterCept’s Chief Executive Officer, Mr. John W. Collins, to take the company private. InterCept had previously announced on December 12, 2003 that Mr. Collins had decided not to pursue that offer. Mr. Knox and Mr. Burke informed the company that their resignations resulted from the board’s decision to discontinue the special committee process. The letters of resignation are filed herewith as exhibits.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

17.1	Resignation Letter of Boone A. Knox.

17.2	Resignation Letter of Jon R. Burke.

99.1	Press release dated February 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

By:	/s/ Scott R. Meyerhoff

Scott R. Meyerhoff Chief Financial Officer

Dated: February 17, 2004

EXHIBIT INDEX

Exhibit

17.1	Resignation Letter of Boone A. Knox.

17.2	Resignation Letter of Jon R. Burke.

99.1	Press release dated February 17, 2004.